Exhibit 10.8

Project Contract

Party A (Customer):

Party B: Shandong Dingxin Ecological Environment Co., LTD

Signature Date: [*]

In accordance with the provisions of the Civil Code and relevant national laws and regulations, Party A and Party B agree as follows on the principles of equality, voluntariness and mutual benefit:

I、Overview of the Contract

1、Project name: [*] (hereinafter referred to as the “target Project”);

2、Construction site:

II、Scope and Conditions of the Contract

1、The project includes [*].

2、After treatment, the water meets the requirements of Surface Water Class V Discharge Standards:

Pollutant name	pH	COD (mg/L)	Ammonia nitrogen (mg/L)	Total nitrogen (mg/L)	Total phosphorus (mg/L)

III、Price and Payment Method

1、The total price hereof is mutually agreed by the parties to be RMB [*].

2、Within fifteen (15) days after the completion of the Target Project, Party A shall pay Party B RMB [*].

3、Party A shall pay Party B RMB [*] within fifteen (15) days after the acceptance of the Target Project by Party A;

4、The balance shall be used as the quality guarantee fund. After the Target Works passes Party A’s acceptance inspection for one year (i.e., the warranty period), Party A shall pay Party B RMB [*] within fifteen (15) days after the expiration of the warranty period.

5、If this Agreement cannot be continued to be performed (or suspended or terminated) due to any reason not attributable to Party B, Party A shall not claim back the fees paid to Party B by Party A pursuant to this Agreement.

IV、Construction Period

1、Contract duration: .

2、Party B shall complete the project within the agreed time limit. If Party B fails to start work on schedule or stops work without reason, the construction period shall not be postponed.

3、In case of any of the following circumstances, Party A’s project manager may sign and confirm the extension of the construction period:

4.3.1 Party A proposes that the project needs to be changed;

4.3.2 Construction is suspended due to Party A’s reasons;

4.3.3 Delay of the construction period proposed by Party A which may affect the normal production and business activities of the construction site;

4.3.4 The construction period needs to be postponed due to force majeure;

4.3.5 Both parties agree to postpone the construction period through consultation.

V、Project Acceptance

1、Party B’s construction progress shall be subject to Party A’s verification results. After verifying the completion of all projects, Party A shall issue to Party B the Project Progress Confirmation Form or other relevant confirmation documents sealed by Party A or signed by the project manager of Party A.

2、The monitoring of stable water quality reaching the standard shall be regarded as the date of acceptance inspection (the requirements of Surface Water Quality Category V in Surface Water Environmental Quality Standards GB3838-2002 for stable detection indicators). Party A shall issue to Party B the Acceptance Report stamped by Party A or signed by the project manager of Party A or other relevant confirmation documents, which shall be deemed to have passed the acceptance inspection.

VI、Rights and Obligations of Both Parties

1、Rights and Obligations of Party A

6.1.1 Be responsible for project construction site coordination.

6.1.2 Responsible for organizing acceptance and payment on time.

2、Rights and Obligations of Party B

6.2.1 Party B shall promptly confirm the construction conditions provided by Party A, and shall promptly report to Party A in writing if it finds any discrepancy with the conditions stipulated in the contract documents, so as to ensure that the project will be carried out on schedule.

6.2.2 Party B shall be fully responsible for the construction methods, techniques and safety related to the Project;

6.2.3 Party B shall strengthen the management of the construction site, take safety precautions, and shall be responsible for any injuries or other accidents that occur during the construction.

6.2.4 Party B shall abide by Party A’s various management systems and carry out construction activities within the prescribed scope. Party B shall be solely liable for any loss, damage or claim caused to Party A or any third party due to its improper construction.

6.2.5 Before the contract works are handed over to Party A in writing, Party B shall be responsible for protecting all its own products and finished products on the construction site;

6.2.6 Party B shall be responsible for the accommodation and accommodation of its on-site managers and workers, salaries and subsidies and other related expenses, and shall ensure that labor wages are paid on time;

6.2.7 Party B shall keep the construction site clean and tidy and clean the construction site after completion.

VII、After-sales Service Terms

1、Operation and maintenance services and warranty period: one year from the date of acceptance by Party A.

2、Party B shall provide Party A with good technical support and all-weather hotline technical support services. Party B shall make a timely response to any problem reflected by Party A within 8 hours, and shall arrive at the project and project site within 24 hours to solve the problem.

3、Party B undertakes to take full responsibility for the personal safety of on-site technicians and carry out construction in strict accordance with the safety operation requirements. In case of any safety accidents or fines and other related consequences arising from violations, Party B shall be fully responsible; Party B shall provide regular safety education to site construction personnel, take good safety precautions, comply with the safety and civilization control of the construction party, and accept the safety supervision of Party A and the construction unit.

VIII、Liability for Breach of Contract

1、If Party A breaches provisions hereof and delays payment, the breaching party shall, starting from the date of delay, pay liquidated damages to the non-breaching party at the rate of five-thousandths of the total contract price per day and compensate all losses caused thereby to the non-breaching party. If the payment is delayed for more than fifteen (15) days, Party B shall have the right to terminate the Contract and demand Party A to bear the liability for breach of contract.

2、If Party B delays the construction period without reason, the breaching party shall, starting from the date of the delay, pay liquidated damages to the non-breaching party at the rate of five-thousandths of the total contract price per day and compensate all losses caused thereby to the non-breaching party.

3、If the quality of the project constructed by Party B fails to meet the acceptance standards agreed herein, Party B shall be responsible for rework and repair without compensation.

4、If the contract cannot be continued to be performed due to any reason attributable to Party A alone, Party A shall notify Party B fifteen (15) days in advance, and Party A shall pay Party B the project payment, labor and materials for the completed part and other progress payment in accordance with the payment terms agreed herein, and compensate Party B for any losses caused thereby.

5、If either party breaches provisions hereof, the breaching party shall be liable to the non-breaching party for breach of contract and shall compensate the non-breaching party for all losses caused thereby and pay the other party liquidated damages equal to 5% of the total amount.

6、After the Contract becomes effective, if either party breaches the contract, the non-breaching party shall bear all the rights and interests including but not limited to attorney’s fees, legal costs, security fees, appraisal fees, travel expenses and other expenses to recover from the breaching party for safeguarding its rights and interests.

IX、Other Provisions

1、Commencement of the contract

This contract shall come into force upon being sealed by both parties.

2、Force Majeure

If either party is unable to perform the contract in time or in full due to force majeure (force majeure refers to war, social unrest, typhoon, earthquake of magnitude 5 or above, strong cold wind of magnitude 9 or above, tsunami, snow disaster, major epidemic disease, fall of flying object, etc.), it shall notify the other party in time and provide relevant proof within five (5) days. The failure to perform the part of the contract, whether to continue to perform the contract, how to perform the contract and other issues may be settled by the parties through negotiation. However, the parties shall be exempt from liability for the losses caused by force majeure.

3、Method of dispute resolution

9.3.1 In case of any doubt or dispute arising from the interpretation or performance of this Contract, both parties shall settle the dispute through negotiation.

9.3.2 Any dispute arising from the performance of this contract shall be settled by both parties through negotiation. If both parties are unwilling to settle the dispute through negotiation or mediation, or if negotiation or mediation fails, both parties shall apply to Yantai Arbitration Commission for arbitration through negotiation.

9.3.3 Except the part in dispute, the other parts of this contract shall continue to be performed in accordance with the terms and conditions of the contract.

4、This contract is made in four copies, with each party holding two copies. For matters not covered in this contract, both parties may sign a supplementary agreement through negotiation. The supplementary agreement signed shall have the same legal effect as this contract.

Party A	Party B
Company name:	Company name (seal): Shandong Dingxin Ecology Environmental Co., Ltd.
Company Address:	Address: 4th Floor & 5th Floor North Zone, Dingxin Building, No. 106 Aokema Avenue, Laishan District, Yantai, Shandong Province
Legal representative (signature):	Legal Representative (Signature):
Entrusted agent (signature):	Entrusted agent (signature):
Phone:	Tel: [*]
Fax: [*]

Account bank:	Account bank: [*]
Account number: [*]
Postal Code:	Date: [*]